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                              AMRESCO CAPITAL TRUST

                   EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT



            AMREIT I, Inc.  (a Delaware corporation)
            AMREIT II, Inc.  (a Nevada corporation)
            AMREIT CMBS I, Inc. (a Delaware corporation)
            ACT Holdings, Inc.  (a Georgia corporation)
            ACT Equities, Inc.  (a Georgia corporation)